Exhibit 16.01

Hansen, Barnett & Maxwell
A Professional Corporation
Certified Public Accountants
345 East Broadway, Suite 200
Salt Lake City, UT  84111-2693
(801) 532-2200
Fax: (801) 532-7944


Member of AICPA Division of Firms
Member of SECPS
Member of Summit International Associates


March 5, 1998

Securities and Exchange Commission
Washington, D.C.  20549

RE:  CGI HOLDING CORPORATION

Ladies and Gentlemen:

We have read the statements made by CGI Holding Corporation in Item 4 of its Form 8-K dated February 20, 1998, regarding the change in certifying accountants. We agree with the statements.

Sincerely,

HANSEN, BARNETT AND MAXWELL

/S/ Hansen, Barnett & Maxwell